UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2025 (June 2, 2025)

Gladstone Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	814-00704	83-0423116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	GAIN	The Nasdaq Stock Market LLC
5.00% Notes due 2026	GAINN	The Nasdaq Stock Market LLC
4.875% Notes due 2028	GAINZ	The Nasdaq Stock Market LLC
8.00% Notes due 2028	GAINL	The Nasdaq Stock Market LLC
7.875% Notes due 2030	GAINI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On June 2, 2025, Gladstone Investment Corporation (the “Company”) entered into (1) separate amendments, each dated June 2, 2025 (collectively, the “Amendments”), to those certain sales agreements, each dated May 14, 2024, with Gladstone Management Corporation, Gladstone Administration, LLC, and Oppenheimer & Co. Inc., B. Riley Securities, Inc. and Virtu Americas LLC (each, a“Sales Agent”) and (2) a sales agreement (the “M&T Sales Agreement”), dated June 2, 2025 with Gladstone Management Corporation, Gladstone Administration, LLC and M&T Securities, Inc. (“M&T” and together with Oppenheimer & Co. Inc., B. Riley Securities, Inc. and Virtu Americas LLC, the “Sales Agents”), which collectively provide for the issuance of up to an aggregate of $75 million of its common stock, par value $0.001 per share (the “Shares”). The Shares are being offered pursuant to the Company’s registration statement on Form N-2 (File No. 333-277452) declared effective by the Securities and Exchange Commission on April 18, 2024 and the base prospectus dated April 18, 2024, prospectus supplement dated May 14, 2024 and supplement dated June 2, 2025. The Amendments provide for the addition of M&T as a Sales Agent under the Company’s at-the market offering. Subject to the terms of the M&T Sales Agreement, M&T is not required to sell any specific number or dollar amount of securities but will act as the Company’s sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms with the Company.

M&T will be entitled to compensation under the terms of the M&T Sales Agreement at a commission of up to 2.0% of the gross sales price per Share sold pursuant to the M&T Sales Agreement. In connection with the sale of Shares on the Company’s behalf, M&T will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the compensation of M&T will be deemed to be underwriting commissions or discounts. The Company has also agreed to provide indemnification and contribution to M&T against certain civil liabilities, including liabilities under the Securities Act, and to reimburse M&T for certain reasonable legal fees and expenses of counsel.

The foregoing descriptions of the Amendments and the M&T Sales Agreement are not complete and are qualified in its entirety by reference to the full text of the Amendments and the M&T Sales Agreement, which are filed as Exhibits 1.1, 1.2, 1.3 and 1.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	First Amendment to Sales Agreement, dated as of June 2, 2025, by and among the Company, Gladstone Management Corporation, Gladstone Administration, LLC and Oppenheimer & Co. Inc.

1.2	First Amendment to Sales Agreement, dated as of June 2, 2025, by and among the Company, Gladstone Management Corporation, Gladstone Administration, LLC and B. Riley Securities, Inc.

1.3	First Amendment to Sales Agreement, dated as of June 2, 2025, by and among the Company, Gladstone Management Corporation, Gladstone Administration, LLC and Virtu Americas LLC.

1.4	Sales Agreement, dated as of June 2, 2025, by and among the Company, Gladstone Management Corporation, Gladstone Administration, LLC and M&T Securities, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation

Date: June 3, 2025	By:	/s/ Taylor Ritchie
Taylor Ritchie
Chief Financial Officer and Treasurer